Exhibit 8.1

IMPOUNDMENT OF PROCEEDS AGREEMENT

This Agreement, dated June 9, 2016, is by and between Gourmet Renee LLC dba Bircus Brewing (hereafter referred to as “Issuer”) and Home Savings Bank (hereafter referred to as “Depository”). The Depository is located at 202 Elm Street, Ludlow, Kentucky 41016. The Issuer warrants that it has submitted an application for registration of securities to the Kentucky Department of Financial Institutions, Division of Securities (“Administrator”), located at 1025 Capital Center Drive, Suite 200 Frankfort, KY 40601, to sell securities and the Issuer intends that, if it is unable to sell securities in the sum of $150,000.00 by 31st of December, 2016, which date the Issuer may extend up to 120 days in its sole discretion (the “Closing Date”), then the offering shall be terminated and the proceeds paid in by each of the Subscribers shall be returned to them pursuant to this Agreement.

The Depository is willing to act as the depository hereunder.

In consideration of the mutual covenants and of other good and valuable consideration, the parties agree as follows:

1.	The Issuer shall deposit all monies received from the sale of securities in a special impound account in the depository to be designated the "Gourmet Renee dba Bircus Brewing Co Passbook Savings Account" (the "Impound Account") (account information attached). The Issuer and its agents shall cause all checks received by it for the payment of securities to be made payable to the Impound Account. The Issuer agrees to include with the deposits made in the Impound Account a copy of each subscription agreement which shall include the name and address of each Subscriber and the date and amount of each subscription. All funds so deposited shall be held in escrow by the Depository, and shall not be subject to judgment or affiliates’, associates’, underwriters’ or creditors’ claims against the Issuer, unless and until released to said Issuer in accordance with this Agreement.

2.	Unless the Administrator directs to the contrary, the funds deposited in the Impound Account must be placed in an interest bearing savings account.

3.	Deposits in the form of checks that fail to clear the bank upon which they are drawn, together with the related subscription agreement, shall be returned by the Depository to the Subscriber. A copy thereof shall be sent to the Issuer.

4.	If on or before the Closing Date, the funds deposited in the Impound Account amount to or exceed $150,000.00 (the “Minimum Subscription”), then the Depository shall pay such funds, and all other funds deposited thereafter, to the Issuer. The Depository shall notify the Administrator in writing upon the release of funds.

5.	Upon receipt by the Depository of written notification signed by the Issuer advising that it was unable to sell the Minimum Subscription within the specific offering period, the funds deposited in the Impound Account shall be returned by the Depository to the Subscribers in pro rata fashion according to the amount each contributed. Total interest will be divided and returned to Subscribers based upon the investment. No fee, reimbursement for costs, or indemnification for any damages incurred by the Depository shall be paid out of or chargeable to the funds on deposit in the Impound Account. The Depository shall notify the Administrator in writing upon the release of funds.

6.	If, at any time prior to the disbursement of funds by the Depository as provided in Paragraph 4 or 5 of this Agreement, the Depository is advised by the Administrator that the registration to sell securities of the Issuer has been suspended or revoked, that the condition of its registration permit has not been met or that any provision of the Kentucky securities laws have not been complied with, then the Administrator may direct the Depository not to disburse the proceeds until further notice by the Administrator.

7.	This Impoundment Agreement shall terminate upon disbursement of funds pursuant to Paragraphs 4 or 5; provided, however, the Issuer may abandon the public offering. Upon the receipt of a letter from the Issuer stating that the offering has been abandoned, copy to the Administrator, the Depository is authorized to return the monies received hereunder to the Subscribers according to the amount each Subscriber contributed with interest, and this Agreement shall terminate upon said distribution. The Depository shall notify the Administrator in writing upon the release of funds.

8.	The sole duty of the Depository other than as herein specified, shall be to establish and maintain the Impound Account and receive and hold the funds deposited by the Issuer pursuant to all applicable banking laws and regulations.

9.	The Issuer acknowledges that the Depository is performing the limited function of Depository and that this fact in no ways means the Depository has passed in any way upon the merits or qualifications of, or has recommended, or given approval to, any person, security or transaction.

10.	The Administrator may, at any time, inspect and copy the records of the Depository, insofar as they relate to this Agreement, for the purpose of making any determination hereunder or effecting compliance with and conformance to the provisions of this Agreement.

11.	The terms and conditions of this Agreement shall be binding on the heirs, executors and assigns, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If, for any reason, the Depository named herein should be unable or unwilling to continue as such depository, then the Issuer may substitute, with the consent of the Administrator, another person to serve as depository.

IN WITNESS WHEREOF, the parties have executed this Agreement the 9th day of June, 2016.

ISSUER:	/s/ Paul H. Miller

By:	/s/ Paul H. Miller

DEPOSITORY:	Home Savings Bank

By:	/s/ J. Michael Lonneman - President

NEW ACCOUNT INFORMATION

HOME SAVINGS BANK
Your Financial Security Starts At Home

DATE 05/27/2016
Check if applicable: ☐ Temporary ☐ Replacement

Financial Institution Name And Address
Home Savings Bank
202 ELM STREET

LUDLOW, KY 41016-1522
859-431-4437

ACCOUNT INFORMATION
AMOUNT OF DEPOSIT $ 10.00
PLAN # [redacted]424.
ACCOUNT NUMBER [redacted]424
ACCOUNT T.I.N. [redacted]
TITLE OF ACCOUNT
GOURMET RENNEE LLC DBA BIRCUS BREWI
PAUL H MILLER

OWNERSHIP TYPE Bus-Cmpy-Org
PRODUCT NAME Regular Passbook Savings
Words, numbers or phrases preceded by a ☐ are applicable only when marked, i.e., [X]. Opened By Pamela Louderback

BUSINESS ENTITY INFORMATION
BUSINESS NAME AND ADDRESS
GOURMET RENNEE LLC
DBA BIRCUS BREWING
326 ELM STREET
LUDLOW, KY 41016-0000

ASSUMED NAME IF D/B/A

CONTACT NAME
CONTACT TITLE
CONTACT PHONE (513)206-4622
OTHER

BUSINESS FILING STATE
ENTITY DOCUMENT
LAST FILING DATE 03/27/2012
FILING EXPIRATION
DATE ESTABLISHED
NATURE OF BUSINESS
PRIMARY LOCATION
RESOLUTION DATE
E-MAIL ADDRESS
FACSIMILE AUTHORIZATION ON FILE ☐ YES ☐ NO
LIMITED LIABILITY COMPANY TAX CLASSIFICATION: ____
BUSINESS ENGAGES IN INTERNET GAMBLING* ☐
* If box is checked you must provide evidence of authority to engage in Internet Gambling

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION
Under penalties of perjury, I certify that:

Exempt payee code, if any:
Exemption from FATCA reporting code, if any:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding (Notice: If you are subject to backup withholding, cross out this line), and
3. I am a U.S. citizen or other U.S. person (defined in the W-9 Instructions), and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

SIGNATURE PAUL H MILLER
05/27/2016
DATE
Taxpayer Identification Number: 45-4904900

ADDITIONAL TERMS

Account Alternate Address:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.
What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

ACKNOWLEDGMENT. By signing this document, the undersigned acknowledge that they have opened the type of account designated above, and have received, understand and agree to be bound by the terms of the Account Agreement for that account type. The undersigned certify that all information provided to the institution is true and accurate. If this is a consumer account, the undersigned acknowledge receipt of an Account Disclosure, and a copy of this institution's Privacy Policy. The undersigned also acknowledge receipt, where applicable, of this institution's Funds Availability Policy and/or Electronic Fund Transfer Agreement. If this account is opened in the name of the business entity, all signers are acting on behalf of the business entity. All signers authorize this institution to make inquiries from any consumer reporting agency, including a check protection service, in connection with this account.

NUMBER OF SIGNATURES REQUIRED:
☐ FACSIMILE ALLOWED

☐ Authorized Signer Only Title: Auth Signer
X 05/27/2016
PAUL H MILLER Date

☐ Authorized Signer Only Title:
X
Date

☐ Authorized Signer Only Title:
X
Date

☐ Authorized Signer Only Title:
X
Date

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